Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-279372 and No. 333-290280) of Adlai Nortye Ltd. of our report dated April 10, 2026, relating to the consolidated financial statements of Adlai Nortye Ltd., which appear in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shanghai, The People’s Republic of China

April 10, 2026